UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 5, 2004

AVANT Immunotherapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-15629	13-3191702
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

119 Fourth Avenue
Needham, MA  02494-2725

(Address of principal executive offices) (Zip code)

 (781) 433-0771

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 5, 2004 the Board of Directors of AVANT Immunotherapeutics, Inc. (the “Company”) approved the Restricted Stock Unit Agreement under the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan for Una S. Ryan, Ph.D, the Company’s President and Chief Executive Officer (the “Restricted Stock Agreement”).  Under the Restricted Stock Agreement the Company has granted Ms. Ryan 400,000 Restricted Stock Units.  Each such Restricted Stock Unit shall relate to one share of Common Stock, par value $.001 per share of the Company.  The Restricted Stock Units shall vest in four annual installments of 100,000 Restricted Stock Units beginning on September 23, 2005, provided however that Ms. Ryan is then, and since the Grant date has continuously been, employed by the Company or its subsidiaries.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1 -	Form of Restricted Stock Unit Agreement under the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Date:	November 12, 2004	By:	/s/ Una S. Ryan
			Name:	Una S. Ryan, Ph.D
			Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1 -	Form of Restricted Stock Unit Agreement under the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan